Exhibit 10.7

ADMINISTRATIVE SERVICES AGREEMENT

This Administrative Services Agreement (this "Agreement") is entered into effective December 31, 2009 (the "Effective Date") between WS Technologies LLC dba Windswept Technologies, an Oregon limited liability company ("Windswept"), and Aequitas Capital Management, Inc., an Oregon corporation ("Aequitas").

RECITALS

Windswept desires to engage Aequitas to provide certain management services functions necessary for the operation of Windswept's business, and Aequitas is willing to provide such services pursuant to the terms and conditions set forth in this Agreement.

AGREEMENT

1.            Scope of Engagement.

1.1.           Engagement.  Windswept hereby engages Aequitas, and Aequitas accepts the engagement from Windswept, to render services as specifically described in this Agreement.

1.2.           Management Services.  Aequitas will provide Windswept with the support services described in the attached Exhibit A (collectively, the "Services").  Windswept acknowledges and agrees that the services of Aequitas personnel will not be provided on a full-time or exclusive basis for Windswept.  Either party may change the Services (including terminating a particular Service) upon 180 days prior written notice to the other party.

1.3.           Use of Salesforce.com Software.  Aequitas will allow Windswept to use the data available on Aequitas' Salesforce.com software.

2.            Fees.

2.1.           Service Fees.  As consideration for the services to be rendered hereunder, Windswept will pay Aequitas the fees ("Fees") set forth on the attached Exhibit A.  The Fees will increase by 3% on January 1 of each year, beginning January 1, 2011.

2.2.           Payments.  All fees owed Aequitas hereunder will be invoiced monthly in arrears by Aequitas and will be paid by Windswept within 15 days after receipt of invoice, except for any portion of an invoice that Windswept disputes (acting reasonably and in good faith).  The fees for any partial month will be appropriately prorated.

3.            Independent Contractor Status.  All Aequitas personnel assigned by Aequitas to provide services to Windswept under this Agreement are and will remain employees of Aequitas or other affiliates of Aequitas, and are not employees of Windswept.  The manner and means of providing services under this Agreement will be within the sole control of Aequitas and its personnel, subject only to the limitations set forth in this Agreement.  Aequitas personnel assigned by Aequitas to provide services under this Agreement to Windswept will not, by virtue of this Agreement, be entitled to receive any benefits generally provided by Windswept to its employees or participate in any benefit plans provided by Windswept to its employees, including but not limited to health insurance, disability insurance, life insurance, pension benefit, profit-sharing or unemployment compensation insurance.

4.            Term and Termination.

4.1.           Term of Agreement; Termination.  This Agreement will continue in effect until (a) either party gives the other party 180 days notice that it is terminating this Agreement, or (b) the parties mutually agree in writing to earlier termination.  Either party may also terminate this Agreement by written notice to the other upon: (i) failure by the other  party to perform any material term, covenant or condition of this Agreement, or breach of any representation or warranty of the other party in this Agreement, and such failure or breach continues for a period of 30 days after the receipt of a notice of such failure or breach, or (ii) upon the initiation of a proceeding against the other party under any bankruptcy law by or against the other party, or if that party is adjudged insolvent or makes an assignment for the benefit of creditors.  In addition, Aequitas may terminate this Agreement by written notice to Windswept upon failure by Windswept or microHelix, Inc. to perform any material term, covenant or condition of, or breach of any representation or warranty in the Sublease dated December 31, 2009 between Windswept and Aequitas or the Amended and Restated Advisory Services Agreement dated December 31, 2009 between microHelix, Inc. and Aequitas, as applicable, and such failure or breach continues for a period of 30 days after the receipt by Windswept of a notice of such failure or breach.

4.2.           Effect of Termination of Agreement.  The termination of this Agreement will be without prejudice to the rights and obligations of the parties that have vested prior to the effective date of such termination, including but not limited to the right of Aequitas to receive Fees for Services previously provided as provided in Section 2 and the obligation of Windswept to pay such fees.  For purposes of clarity, Windswept will owe Aequitas the pro rata portion of the Fees for the services provided by Aequitas through the date of termination.

5.            Representations.  Each party represents and warrants to the other that it has full corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder, and that this Agreement constitutes a valid and legally binding obligation of that party, except as such enforcement may be limited by bankruptcy or reorganization laws or by general principles of equity.  Aequitas represents and warrants to Windswept that: (a) Aequitas will perform the Services in a good and workmanlike manner, in accordance with generally accepted professional and other applicable standards effective at the time of performance, and in accordance with this Agreement; and (b) the Services will be provided using such Aequitas employees, contractors and other personnel that are skilled, adequately trained, licensed and properly authorized to carry out their respective duties in the performance of the Services.

6.            Nonsolicitation.  Each party agrees that for a period of two years following the termination of this Agreement for any reason, neither party will, directly or indirectly, (a) contact, call upon, solicit or assist any person in contacting, calling upon or soliciting the other party's clients for the purpose of selling services or products offered by the other party, or (b) request or encourage any clients, suppliers or employees of the other party to curtail, reduce or cancel their business or employment with the other party.  "Clients" shall include any person who has engaged the party's services or who has paid fees, directly or indirectly, to the party during the 24 months prior to the termination of this Agreement.  In addition, neither party will employ or attempt to employ, directly or indirectly, or cause to be employed by another, any person who is at any time during the year prior to the termination of this Agreement, a management employee, officer or director of the Company or of any of its subsidiaries or affiliates, nor shall either party form any partnership with or establish any business venture in cooperation with such person, without the express written consent of the other party.

7.            Miscellaneous.

7.1.           Indemnification.  Each party (the "Indemnifying Party") agrees to indemnify and hold harmless the other party, its affiliates and each of their respective directors, officers, agents, consultants, employees and controlling persons (collectively, "Indemnified Persons") from and against any claims, losses, damages, expenses and liabilities or actions in respect thereof (collectively "Claims") (including all legal fees and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any Claims, whether or not in connection with any pending or threatened litigation in which any Indemnified Person is named a party), to which any of such Indemnified Persons may become subject and which are related to or arise out of (a) any actions taken or omitted to be taken by the Indemnifying Party, its employees and agents due to gross negligence, bad faith or willful misconduct or (b) any breach by the Indemnifying Party of any of the representations and warranties made by it under this Agreement.  The obligations of the Indemnifying Party referred to above will be in addition to any rights that any Indemnified Person may otherwise have.  These indemnification obligations will survive any termination of this Agreement or completion of Aequitas' services pursuant to this Agreement.

7.2.           Third Party Beneficiaries; Successors and Assigns.  No party may assign either this Agreement or any of its rights, interests or obligations under this Agreement without the prior written consent of the other party.  This Agreement will be binding upon and inure to the benefit of each of the parties and their respective permitted successors and assigns.  There are no third party beneficiaries of this Agreement other than Indemnified Persons.

7.3.           Entire Agreement; Modification or Waiver.  This Agreement sets forth the entire understanding of the parties and constitutes the entire agreement between the parties with respect to the matters contained in this Agreement, and supersedes all prior oral or written representations, proposals, correspondence, discussions, negotiations and agreements.  No amendment, modification or waiver of this Agreement will be binding or effective for any purpose unless it is made in writing and signed by the party against whom enforcement of such amendment, modification or waiver is sought.  No delay on the part of Windswept or Aequitas in the exercise of any of their respective rights or remedies will operate as a waiver thereof, and no single or partial exercise by Windswept or Aequitas of any such right or remedy will preclude other or further exercises thereof.  A waiver of any right or remedy on any one occasion will not be construed as a bar to or waiver of any such right or remedy on any other occasion.

7.4.           Severability.  Whenever possible, each provision and term of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement will be held to be prohibited by or invalid under such applicable law, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement; provided, however, that the parties will negotiate in good faith with respect to an alternative provision that will effectuate the intent of the invalidated covenant, agreement or provision.

7.5.           Confidential Information.  Aequitas acknowledges that the information, observations and data relating to the business of Windswept (collectively, "Confidential Information") are the property of Windswept, regardless of how, when or in what capacity Aequitas obtains any such Confidential Information.  Aequitas will use such Confidential Information only for the purposes set forth in this Agreement and Aequitas will not knowingly disclose such Confidential Information to any other person, firm or entity without the prior written consent of Windswept, unless and to the extent that the aforementioned Confidential Information becomes generally known to and available for use by the public other than as a result of Aequitas' acts or omissions to act.  The parties agree that the covenant described in this subsection will survive the termination of this Agreement for a period of three years.

7.6.           Notices.  Each notice, consent, request, or other communication required or permitted under this Agreement will be in writing, will be delivered personally or sent by certified mail (postage prepaid, return receipt requested) or by a recognized US overnight courier, and will be addressed as follows:

If to Windswept:	WS Technologies LLC dba Windswept Technologies
Attn: President
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

If to Aequitas:	Aequitas Capital Management, Inc.
Attn: Legal Department
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

Each notice, consent, request, or other communication will be deemed to have been received by the party to whom it was addressed (a) when delivered if delivered personally; (b) on the second business day after the date of mailing if mailed; or (c) on the date officially recorded as delivered according to the record of delivery if delivered by overnight courier.  Each party may change its address for purposes of this Agreement by giving written notice to the other party in the manner set forth above.

7.7.           Captions; Interpretation.  The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. The terms of this Agreement are the product of negotiation between the parties and are not to be construed as being drafted solely by one party, and no presumption is to arise therefrom in favor of either party.   The words "will" and "shall" have the same meaning.  The words "include," "includes" and "including" shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

7.8.           Counterparts.  This Agreement may be executed in counterparts.  Each counterpart will be considered an original, and all of them, taken together, will constitute a single Agreement.  This Agreement may be delivered by facsimile or electronically, and any such delivery will have the same effect as physical delivery of a signed original.  At the request of any party, the other party will confirm facsimile or electronic transmission signatures by signing an original document.

7.9.           Law and Venue.  This Agreement will be governed by and construed in accordance with the laws of the State of Oregon without giving regard to its choice or conflict of laws provisions.  Any dispute arising out of this Agreement to enforce or interpret this Agreement will be commenced and heard exclusively in Multnomah County, Oregon.

7.10.         Attorney Fees.  In connection with any legal action to enforce or interpret any provision of this Agreement, the prevailing party in such action will be entitled to collect from the other party the reasonable legal fees and related disbursements incurred by such prevailing party in such action, including any appellate or bankruptcy proceeding.

[Signatures on following page]

IN WITNESS WHEREOF, this Agreement is executed as of the first date set forth above.

WS TECHNOLOGIES LLC DBA WINDSWEPT TECHNOLOGIES
By microHelix, Inc., its Manager

By	/s/ Brian A. Oliver
Brian A. Oliver
Secretary

AEQUITAS CAPITAL MANAGEMENT, INC.

By	/s/ Robert J. Jesenik
Robert J. Jesenik, President

Signature Page to Administrative Services Agreement

EXHIBIT A
TO
ADMINISTRATIVE SERVICES AGREEMENT
BETWEEN
WS TECHNOLOGIES LLC DBA WINDSWEPT TECHNOLOGIES AND AEQUITAS
CAPITAL MANAGEMENT, INC.

Set forth below are the services and resources to be provided by Aequitas to Windswept pursuant to the Administrative Services Agreement to which this schedule is attached.

The charges detailed below address regular, recurring services.  Aequitas will also provide certain services that are more ad hoc in nature and those services will be charged on a variable/as used basis.  These charges will be billed directly to Windswept on a monthly basis

Legal Services will be variable and charged monthly, billable at $200/hr.

Accounting Services (Windswept)

Monthly fixed cost - $28,100

Services provided:
•	Settlement/reconciliations with hospital clients
•	Communication with financing partners
•	Funding requests
•	Annual audit coordination
•	Budgeting
•	Monthly financial reporting (internal and external partners)
•	Billing
•	Processing cash rebates to clients
•	G/L maintenance

Accounting Services (Corporate)

Monthly fixed cost - $4,000

Services provided:
•	Treasury/banking relationships
•	Financial reporting
•	Public company reporting and filings
•	Tax planning
•	Facilitation of annual audit and tax preparation
•	AR/AP

Financial Services (Windswept)

Monthly fixed cost - $5,500

Services provided:
•	Financial modeling
•	Financial advisory services
•	Underwriting support

HR/Personnel Services

Monthly fixed cost - $2,500

Services provided:
•	New employee setup
•	Payroll
•	Employee relations
•	Labor and employment law compliance
•	Benefit administration and renewal
•	Management/staff training
•	Administration
•	Oversight of performance management process
•	Employee safety – OSHA compliance

IT  Services

Monthly fixed cost (support) - $15,000
Monthly fixed cost (hardware/software/voice/data) - $10,000

Services provided:
•	Desktop and platform support services
o	User and infrastructure management and support
•	Application development and support
o	Resource and process management
•	Infrastructure Platform
o	CP system hardware (FTP, RPTMGR)
o	CP user hardware (laptops, desktops)
o	Shared hardware (email, networking, backup/recovery)
o	Data center (Savvis)
o	Printers/copiers (workroom 1 and 2)
o	Phone/voicemail
o	Cell phones

o	Computers
•	Software acquisition and management
o	CarePayment software (OnTime, AccuZip, etc.)
o	Core desktop licenses (Office, Virus)
o	Salesforce.com
o	WebEx
•	Voice/data
o	Voice services
o	Data services
o	Mobile services (cell phones, data cards)

All costs associated with projects beyond the scope of the services outlined above will be billed to Windswept monthly and will include a 15% administrative charge.  This may include, but is not limited to, employee travel, implementation services, corporate transactional support and assistance with mergers and acquisitions.  Any employee time on such variable charged services will be at $150 per hour.  Specific computing hardware and software purchased for Windswept will be billed at cost.